CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM

We have issued our report dated August 18, 2006, except as to Note 14(c) which is as of October 2, 2006, accompanying the consolidated financial statements of Northern Peru Copper Corp. contained in the Registration Statement on Form 20-F. We consent to the use of the aforementioned report in the Registration Statement on Form 20-F and to the use of our name as it appears under the caption “Statements by Experts.”

/s/ Grant Thornton LLP
Vancouver, Canada	Chartered Accountants
October 31, 2006